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                                                                    EXHIBIT 10.4

                                    LOCK-UP AGREEMENT

The viaLink Company
13155 Noel Road,
Suite 800
Dallas, Texas  75204

Ladies and Gentlemen:

         The undersigned is a securityholder of The viaLink Company (the "Company"). The undersigned hereby irrevocably agrees not to, directly or indirectly, effect any public sale or distribution (including sales pursuant to Rule 144) of any shares of Applicable Common Stock, as hereinafter defined, or any securities convertible into or exercisable or exchangeable for or repayable with the Applicable Common Stock, for a period beginning February 1, 2001 and ending 180 days thereafter (the "Lock-Up Period"). As used herein, the term "Applicable Common Stock" shall mean (i) Common Stock received by the Undersigned pursuant to conversion by the undersigned of one-half of the outstanding balance of that certain Subordinated Secured Convertible Promissory Note dated February 4, 1999 executed by the Company and payable to the undersigned for a conversion price equal to $1.75 per share, and (ii) any Common Stock received by the undersigned pursuant to the exercise by the undersigned of that certain Series A Common Stock Purchase Warrant dated February 1, 2001 issued by the Company for the benefit of the undersigned; provided that the term "Applicable Common Stock" shall not include any other shares of Common Stock at any time held or received by the undersigned.

         Notwithstanding the foregoing, the undersigned may transfer any shares of Applicable Common Stock or securities convertible into or exchangeable or exercisable for Applicable Common Stock, to one or more of its affiliates or stockholders; provided, however, that in each case each transferee shall agree to be subject to the provisions hereof.

         The undersigned further confirms that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Applicable Common Stock or other securities of the Company held by the undersigned except in compliance with this Lock-Up Agreement.

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       The Lock-Up Period described herein shall supersede any prior lock-up or similar restrictive period agreed to by the undersigned in connection with the sale or distribution of any Common Stock.

Dated: April 10, 2001.

                                             HEWLETT-PACKARD COMPANY

                                             By: /s/ HANIF JAMAL
                                                --------------------------------
                                             Name:   Hanif Jamal
                                                  ------------------------------
                                             Title:  Vice President and General
                                                     Manager of Business
                                                     Development
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                                             Accepted and Agreed:

                                             THE VIALINK COMPANY

                                             By: /s/ WILLIAM P. CREASMAN
                                                --------------------------------
                                             Name:   William P. Creasman
                                                  ------------------------------
                                             Title:  Vice President, Chief
                                                     Financial Officer and
                                                     General Counsel
                                                   -----------------------------


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